UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 15, 2009

SUPERIOR BANCORP
(Exact Name of Registrant as Specified in Charter)

Delaware
State or Other
Jurisdiction of
Incorporation

0-25033	63-1201350
(Commission	(IRS Employer
File Number)	Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	Zip Code)

                            (205) 327-1400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

On July 15, 2009, Superior Bancorp began closing on a private placement of its common stock, $0.001 par value per share, pursuant to which Superior Bancorp anticipates issuing approximately 1,700,000 shares for an aggregate price of approximately $3,700,000.  There will be no underwriting discounts or commissions.  The issuance and sale of the common stock is exempt from registration under the Securities Act of 1933 (the “Act”) in reliance on the exemptions from the registration requirement of the Act for transactions not involving any public offering pursuant to Section 4(2) of the Act and Rule 506 of Regulation D promulgated pursuant to the Act.  The issuance and sale of the common stock qualifies for these exemptions because the offering was made to a limited number of sophisticated investors who were “accredited investors” within the meaning of Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP

Date: July 21, 2009	By:	/s/ C. Stanley Bailey
C. Stanley Bailey
Chairman and Chief Executive Officer